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                                                                     EXHIBIT 1.1
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                                                                  EXECUTION COPY

                     ADVANTA MORTGAGE CONDUIT SERVICES, INC.


             ADVANTA REVOLVING HOME EQUITY LOAN ASSET-BACKED NOTES,
                                  SERIES 1999-A

                           VARIABLE RATE CLASS A NOTES

                             UNDERWRITING AGREEMENT



                                  May 18, 1999


Bear, Stearns & Co. Inc.
(for itself and the other Underwriter
named in Schedule I hereto)
245 Park Avenue
New York, New York 10167

Ladies and Gentlemen:

         Advanta Mortgage Conduit Services, Inc., as Sponsor (the "Sponsor"), has authorized the issuance and sale of Advanta Revolving Home Equity Loan Asset-Backed Notes, Series 1999-A, Class A (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture"), dated as of May 1, 1999, between Advanta Revolving Home Equity Loan Trust 1999-A (the "Trust") and Bankers Trust Company of California, N.A., as Indenture Trustee (the "Indenture Trustee"). The Trust will be formed pursuant to a trust agreement (the "Trust Agreement"), dated as of May 1, 1999, among the Sponsor, Advanta Holding Trust 1999-A ("Holding") and Wilmington Trust Company, as Owner Trustee. The Notes will be secured by certain adjustable rate home equity revolving credit line loans (the "Mortgage Loans") made pursuant to certain home equity revolving credit line loan agreements (the "Credit Line Agreements") to be transferred or caused to be transferred by the Sponsor to Holding and by Holding to the Trust pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement"), dated as of May 1, 1999, among the Sponsor, Holding, the Trust, Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), and the Indenture Trustee. Holding, whose beneficial ownership interests will initially be held by Advanta National Bank (the "Bank") and Advanta Finance Residual Corp. ("AFRC") a special-purpose finance subsidiary of Advanta Finance Corp. ("AFC" together with the Bank, the "Originators"). Such beneficial ownership interests in Holding represent the remaining undivided interest in the assets of the Trust (the "Residual Interest"), and may be sold or pledged at any time,

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subject to certain conditions specified in the Trust Agreement. The Notes will be issued on May 27, 1999 (the "Closing Date") in the aggregate original principal amount (approximately) of $247,500,000. The Notes and the Residual Interest are more fully described in a registration statement which the Sponsor has furnished or will furnish to the underwriters named in Schedule I hereto (the "Underwriters").

         On or prior to the date of issuance of the Notes, the Sponsor will obtain a guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "Insurer"), which will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of the Noteholders the timely payment of interest on and ultimate payment of principal of the Notes, excluding certain amounts as specified in the Documents (as defined below). Concurrently therewith, the Sponsor will enter into an Insurance and Reimbursement Agreement (the "Insurance Agreement"), dated as of May 1, 1999 among the Sponsor, the Insurer, the Master Servicer, the Originators, Holding, the Trust, the Indenture Trustee and the Owner Trustee, governing certain matters relating to the issuance of the Policy. The Sponsor will also enter into an Indemnification Agreement, dated as of May 18, 1999 (the "Indemnification Agreement"), among the Sponsor, the Underwriters and the Insurer.

         As used herein, the "Documents" shall mean the Indenture, the Trust Agreement, the Holding Trust Agreement, the Sale and Servicing Agreement, the Underwriting Agreement, the Insurance Agreement and the Indemnification Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Sale and Servicing Agreement.

         SECTION 1. Representations and Warranties of the Sponsor and the Originator. The Sponsor and the Originators each represent and warrant to, and agree with each Underwriter that:

                  A. The Sponsor has filed with the Securities and Exchange Commission (the "Commission"), a registration statement (No. 333-77927) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Loan Asset Backed Certificates and Notes (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(vii) under the Act and complies in all other material respects with such Rule. The Sponsor proposes to file with the Commission pursuant to Rule 424(b)(5) under the act a supplement dated May 18, 1999 to the prospectus dated May 6, 1999 relating to the Notes and the method of distribution thereof and has previously advised or will advise you of all further information (financial and other) with respect to the Notes to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; such prospectus dated May 6, 1999, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) under the Act is hereinafter called the "Basic Prospectus"; such supplement dated May 18, 1999 to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) of

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         the Act, is hereinafter called the "Prospectus Supplement"; and the
         Basic Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus." The Sponsor will file with the Commission (i) promptly after receipt from each Underwriter of any Computational Materials (as defined herein) (and in any event no later than the Business Day on which the Prospectus Supplement is made available to the Underwriter), a Form 8-K incorporating such Computational Materials and (ii) within fifteen days of the issuance of the Notes a report on Form 8-K setting forth specific information concerning the related Mortgage Loans (the "8-K").

                  B. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and as amended or supplemented as of the Closing Date (as hereinafter defined), does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Sponsor in writing by the Underwriters expressly for use therein. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time.

                  C. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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                  D. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Sponsor or any of the Originators, except as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

                  E. Each of the Sponsor and the Originators has been duly incorporated and is validly existing as a corporation or national banking association, as the case may be, in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation or national banking association in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under the Documents to which it is a party, and to cause the Notes to be issued.

                  F. There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Sponsor or any Originator is a party or of which any of its properties is the subject (a) which if determined adversely to the Sponsor or such Originator would have a material adverse effect on the business or financial condition of the Sponsor or such Originator (as applicable), (b) which asserts the invalidity of the Documents or the Notes, (c) which seeks to prevent the issuance of the Notes or the consummation by the Sponsor or such Originator of any of the transactions contemplated by the Documents to which it is a party or (d) which might materially and adversely affect the performance by the Sponsor or such Originator of its obligations under, or the validity or enforceability of, the Documents to which it is a party or the Notes.

                  G. The Documents, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Sponsor or any Originator, as the case may be, and will constitute legal, valid and binding instruments enforceable against the Sponsor or such Originator in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, the Indemnification Agreement, the Insurance Agreement and the limitations of public policy under applicable securities laws.

                  H. The execution, delivery and performance of the Documents by the Sponsor and the Originators, as the case may be, and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to

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         which the Sponsor or any of the Originators is a party, by which the
         Sponsor or any of the Originators is bound or to which any of the property or assets of the Sponsor, any of the Originators or any of their respective subsidiaries are subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Sponsor or any of the Originators or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Sponsor or any of the Originators or any of their respective properties or assets.

                  I. Arthur Andersen LLP are independent public accountants with respect to the Sponsor and the Originators as required by the Act and the Rules and Regulations.

                  J. The direction by the Sponsor to the Indenture Trustee to execute, authenticate, issue and deliver the Notes has been or will be duly authorized by the Sponsor, and assuming the Indenture Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Indenture Trustee in accordance with the Indenture, the Notes will be validly issued and outstanding and will be entitled to the benefits provided by the Indenture.

                  K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Notes and the sale of the Notes to the Underwriters, or the consummation by the Sponsor or the Originators of the other transactions contemplated by the Documents, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or "blue sky" laws in connection with the purchase and distribution of the Notes by the Underwriters or as have been obtained.

                  L. Each Originator possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and such Originator has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to such Originator would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

                  M. At the time of execution and delivery of the Sale and Servicing Agreement, the Sponsor will or cause the Trust to: (i) have good title to the interest in the Mortgage Loans and the other rights and properties to be conveyed by the Sponsor thereunder, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) except as provided in the Documents, not have assigned to any person any of its right, title or interest in the Mortgage Loans, in the Sale and Servicing Agreement or in the Notes being issued pursuant thereto; and
         (iii) have the power and authority to sell its interest in the Mortgage Loans or cause the sale of the

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         Mortgage Loans to Holding and to sell the Notes to the Underwriters.
         Upon execution and delivery of the Sale and Servicing Agreement and the Indenture by the respective parties thereto, the Indenture Trustee will have acquired all of the Sponsor's right, title and interest in and to the Mortgage Loans (excluding any payments of interest collected prior to the Cut-Off Date). Upon delivery to the Underwriters of the Notes, the Underwriters will have good title to the Notes, free of any Liens.

                  N. As of opening of business on May 1, 1999 (the "Cut-Off Date"), each of the Mortgage Loans identified on the Closing Date will meet the eligibility criteria described in the Prospectus Supplement and will conform to the descriptions thereof contained in the Prospectus Supplement.

                  O. None of the Sponsor, the Originators, Holding or the Trust is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

                  P. At the Closing Date, the Notes and the Indenture will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  Q. At the Closing Date, the Notes shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

                  R. Any applicable taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Documents and the Notes have been paid or will be paid at or prior to the Closing Date.

                  S. At the Closing Date, each of the representations and warranties of the Sponsor set forth in the Sale and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement will be true and correct in all material respects.

         Any certificate signed by an officer of the Sponsor or any of the Originators and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

         SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase the Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Sponsor agrees to instruct the Trust to issue and agrees to sell to the Underwriters and each Underwriter agrees (except as provided in Sections 6 and 10 hereof) to purchase from the Sponsor, the Notes in the aggregate initial principal amount or amounts set forth on Schedule A at the purchase price or prices set forth in Schedule A.

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         SECTION 3. Delivery and Payment. Delivery of and payment for the Notes to be purchased by the Underwriters shall be made at the offices of Brown & Wood LLP, One World Trade Center New York, New York 10048-0557, at 10:00 A.M. New York City time on the Closing Date or at such other time or date as shall be agreed upon in writing by the Underwriters, the Sponsor and the Originators. Payment shall be made to the Sponsor and the Originators (in such proportions as they shall jointly advise the Underwriters in writing) by wire transfer of same day funds payable to such accounts as they shall designate in writing. Delivery of the Notes shall be made to each Underwriter against payment of the purchase price thereof. The Notes shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Date. The Notes will be made available for examination by the Underwriters no later than 4:00 P.M. New York City time on the first business day prior to the Closing Date.

         SECTION 4. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the Underwriters proposes to offer the Notes for sale to the public as set forth in the Prospectus.

         SECTION 5. Covenants of the Sponsor and the Originators. With respect to the issuance of the Notes, the Sponsor and the Originators agree as follows:

                  A. To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the first use of the Prospectus; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein and with respect to Advanta Mortgage Loan Trust 1999-2; to advise the Underwriters, promptly after they receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Sponsor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Sponsor promptly shall use its best efforts to obtain the withdrawal of such order or suspension.

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                  B. To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  C. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Sponsor shall notify the Underwriters and, upon the Underwriters' request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Notes at any time nine months or more after the Effective Time, upon the request of the Underwriters but at the expense of the Underwriters, the Sponsor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

                  D. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Sponsor or the Underwriters, be required by the Act or requested by the Commission.

                  E. Prior to filing with the Commission any (i) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing.

                  F. RESERVED

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                  G. To use their best efforts, in cooperation with the
         Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes. The Sponsor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been so qualified.

                  H. Not, without the Underwriters' prior written consent, to publicly offer or sell or contract to sell any mortgage pass-through securities, collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by the Sponsor for a period of 5 business days following the commencement of the offering of the Notes to the public other than the Sponsor's "Advanta Mortgage Loan Trust 1999-2" Offering, to which the Underwriters specifically consent.

                  I. So long as the Notes shall be outstanding, to deliver to the Underwriters as soon as such statements are furnished to the Indenture Trustee the annual statement as to compliance delivered to the Indenture Trustee pursuant to Section 3.9 of the Indenture.

                  J. To apply the net proceeds from the sale of the Notes in the manner set forth in the Prospectus.

         SECTION 6. Conditions to the Obligations of the Underwriters. The obligation of the Underwriters to purchase the Notes pursuant to this Agreement is subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Sponsor and the Originators herein contained; (ii) the performance by the Sponsor and the Originators of all of their respective obligations hereunder; and (iii) the following conditions as of the Closing Date:

                  A. The Underwriters shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

                  B. The Underwriters shall not have discovered and disclosed to the Sponsor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Brown & Wood LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

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                  C. All corporate proceedings and other legal matters relating to the authorization, form and validity of the Documents, the Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Sponsor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  D. The Underwriters shall have received the favorable opinion of Dewey Ballantine LLP, special counsel to the Sponsor and the Originators with respect to the following items, dated the Closing Date, to the effect that:

                  1. Each of the Sponsor and the Originators has been duly organized and is validly existing as a corporation or national banking association, as the case may be, in good standing under the laws of its jurisdiction of incorporation, and is qualified to do business in each state necessary to enable it to perform its obligations as Sponsor or Originator, as the case may be, under the Documents to which it is a party. Each of the Sponsor and the Originators has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Documents to which it is a party.

                  2. The Documents to which the Sponsor or any Originator is a party have been duly and validly authorized, executed and delivered by the Sponsor or such Originator, as the case may be, and all requisite corporate action by the Sponsor or such Originator has been taken with respect thereto, and the Notes constitute the valid, legal and binding agreement of the Trust.

                  3. Neither the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Notes nor the execution, delivery or performance by the Sponsor or such Originator of the Documents to which it is a party (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the certificate of incorporation or by-laws of the Sponsor or such Originator; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Sponsor or such Originator is a party or is bound and known to such counsel; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Sponsor or such Originator and known to such counsel; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon any of the Trust's assets or upon the Notes, except as otherwise contemplated by the Sale and Servicing Agreement.

                  4. With respect to the Mortgage Loans, the endorsement and delivery of each Credit Line Agreement, and the preparation, delivery and recording of an Assignment, in each case with respect to each Mortgage, is sufficient to fully transfer to the Indenture Trustee for the benefit of the Noteholders all right, title

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         and interest of the Sponsor or its affiliates in the Credit Line
         Agreement and Mortgage, as noteholder and mortgagee or assignee thereof, subject to any exceptions set forth in such opinion, and will be sufficient to permit the Indenture Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Sponsor and to prevent any other sale, transfer, assignment, pledge or other encumbrance of the Mortgage Loans by the Sponsor from being enforceable, subject to any exceptions set forth in such opinion.

                  5. No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of New York, for the execution, delivery and performance of the Documents or the offer, issuance, sale or delivery of the Notes or the consummation of any other transaction contemplated thereby by the Sponsor and the Originators, except such which have been obtained.

                  6. There are no actions, proceedings or investigations, to such counsel's knowledge, pending or threatened against the Sponsor or any Originator before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Documents to which the Sponsor or such Originator (as applicable) is a party or the Notes,
         (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Documents or (iii) which would materially and adversely affect the performance by the Sponsor or such Originator of obligations under, or the validity or enforceability of, the Notes or the Documents to which the Sponsor or such Originator (as applicable) is a party.

                  7. To the best knowledge of such counsel, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Notes (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

                  8. The Registration Statement and the Prospectus (other than the financial and statistical data included therein, as to which such counsel need express no opinion), including the incorporated documents, as of the date on which the Registration Statement was declared effective and as of the date hereof, comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement which has not been filed or described as required.

                  9. The Indenture, when executed and delivered, will have been duly qualified under the Trust Indenture Act.

                  10. The statements in the Prospectus and Prospectus Supplement set forth under the captions "ERISA CONSIDERATIONS," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," and the statements in the Prospectus set forth under the caption "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND RELATED MATTERS," to the extent that they constitute matters of federal, New York or California law, or federal, New York or California legal conclusions provide a fair and accurate summary of such law or conclusions.

                  11. No information has come to such counsel's attention which causes them to believe that the Prospectus (other than the financial statement and other financial and statistical data contained therein, as to which such counsel need express no opinion), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  12. Such other matters as the Underwriters may reasonably request.

                  In rendering its opinions, the counsel described above may rely, as to matters of fact, on certificates of responsible officers of the Sponsor and the Originators, the Indenture Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Sponsor and the Originators.

                  E. The Underwriters shall have received letters, including bring-down letters, from Arthur Andersen LLP, dated on or before the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in the Prospectus and certain matters relating to the Master Servicer.

                  F. The Notes shall have been rated in the highest rating category by Standard & Poor's Ratings Services and by Moody's Investors Service, Inc., and such ratings shall not have been rescinded or downgraded. The Underwriters and counsel for the Underwriters shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Notes. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

                  G. The Underwriters shall have received from the Sponsor a certificate, signed by the president, a senior vice president or a vice president of the Sponsor, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Sale and Servicing Agreement, and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

                  1. the representations and warranties of the Sponsor in this Agreement, as of the Closing Date, and in the Sale and Servicing Agreement, the Insurance Agreement, and in all related agreements, as of the date specified in such agreements, are true and correct, and the Sponsor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  2. except as set forth in the Prospectus, there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Sponsor which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Sponsor's obligations under the Documents to which it is a party in any material way; and no merger, liquidation, dissolution or bankruptcy of the Sponsor is pending or contemplated;

                  3. the information contained in the Registration Statement and the Prospectus relating to the Sponsor, the Mortgage Loans or the servicing procedures of it or its affiliates or subservicer is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

                  4. the information set forth in the Schedule of Mortgage Loans required to be furnished pursuant to the Sale and Servicing Agreement is true and correct in all material respects;

                  5. there has been no amendment or other document filed affecting the articles of incorporation or by-laws of the Sponsor since March 31, 1999, and no such amendment has been authorized. No event has occurred since March 31, 1999, which has affected the good standing of the Sponsor under the laws of the State of Delaware;

                  6. there has not occurred any material adverse change, or, except as set forth in the Prospectus, any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Sponsor and its subsidiaries, taken as a whole, from March 31, 1999;

                  7. on or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Sponsor or in any rating accorded any securities of the Sponsor, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act; and

                  8. each person who, as an officer or representative of the Sponsor, signed or signs the Registration Statement, the Documents or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Documents was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  The Sponsor shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and by-laws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

                  H. The Underwriters shall have received a favorable opinion of counsel to the Indenture Trustee, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

                  1. the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the Documents to which it is a party to;

                  2. the Documents to which the Indenture Trustee is a party have been duly authorized, executed and delivered by the Indenture Trustee and such Documents constitute the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Indenture Trustee, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

                  3. no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Indenture Trustee in connection with its execution and delivery of the Documents to which it is a party or the performance of its obligations thereunder;

                  4. the Notes have been duly executed, authenticated and delivered by the Indenture Trustee; and

                  5. the execution and delivery of, and performance by the Indenture Trustee of its obligations under, the Documents to which it is a party do not conflict with or result in a violation of any statute or regulation applicable to the Indenture Trustee, or the charter or by-laws of the Indenture Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Indenture Trustee or the terms of any indenture or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound.

                  In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Sponsor, the Indenture Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Indenture Trustee.

                  I. The Underwriters shall have received from the Indenture Trustee a certificate, signed by the President, a senior vice president or a vice president of the Indenture Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Indenture Trustee, signed or signs the Notes, the Sale and Servicing Agreement, the Indenture or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Sale and Servicing Agreement and the Indenture was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  J. The Policy relating to the Notes shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

                  K. The Underwriters shall have received a favorable opinion of counsel to the Insurer, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  1. The Insurer is an insurance corporation, duly incorporated and validly existing under the laws of its state of incorporation. The Insurer is validly licensed to do business in New York and is authorized to issue the Policy and perform its obligations under the Policy in accordance with the terms thereof.

                  2. The execution and delivery by the Insurer of the Policy, the Insurance Agreement and the Indemnification Agreement are within the corporate power of the Insurer and have been authorized by all necessary corporate action on the part of the Insurer; the Policy has been duly executed and is the valid and binding obligation of the Insurer enforceable in accordance with its terms except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                  3. The Insurer is authorized to deliver the Indemnification Agreement and the Insurance Agreement and such agreements have been duly executed and delivered and constitute the legal, valid and binding obligations of the Insurer enforceable in accordance with its terms except that the enforcement of the Insurance Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and, in the case of the Indemnification Agreement, subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under securities laws.

                  4. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer, the lack of which would adversely affect the validity or enforceability of the Policy; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Policy, the form of the Policy has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with the Policy.

                  5. The execution and delivery of the Insurance Agreement, the Indemnification Agreement and the Policy, and the compliance with the terms and provisions thereof, will not conflict with, result in a breach of or constitute a default under any of the terms, provisions or conditions of the Restated Charter or By-Laws of the Insurer. The execution, delivery and performance by the Insurer of its obligations under the policy do not, to the extent that either of the following would effect the validity or enforceability of the Policy, (a) contravene any law or government regulation or order presently binding on the Insurer or (b) contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Insurer is a party or by which the Insurer is bound.

                  6. The Policy is not required to be registered under the Act.

                  7. The information set forth under the caption "THE INSURER AND THE POLICY" in the Prospectus Supplement, insofar as such statements constitute a description of the Policy, accurately summarizes the Policy.

                  In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Sponsor, the Originators, the Indenture Trustee, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

                  L. Since March 31, 1999, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Sponsor or any Originator or in any rating accorded any securities of the Sponsor, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

                  M. On or prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

                  N. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since March 31, 1999, of (A) the Sponsor, the Originators and any subsidiaries or (B) the Insurer, that is in the Underwriters' judgment material and adverse and that makes it in the Underwriters' judgment impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

                  O. The Underwriters shall have received from the Insurer a certificate, signed by the president, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policy, the Insurance Agreement, the Indemnification Agreement and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

                  1. There are no actions, suits, proceedings or investigations pending or, to the best of Insurer's knowledge, threatened against it at law or in equity before or by any court, governmental agency, board or commission or any arbitrator which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Insurer's condition (financial or otherwise) or operations or which would materially and adversely effect its ability to perform its obligations under the Policy, the Insurance Agreement or the Indemnification Agreement;

                  2. The information contained in the Prospectus Supplement under the caption "THE INSURER AND THE POLICY" (the "Insurer Information") is limited and does not purport to provide the scope of disclosure required to be included in a prospectus for a registrant under the Securities Act of 1933, as amended, in connection with the public offer and sale of securities of such registrant. Within such limited scope of disclosure, the Insurer Information does not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  3. The tables regarding the Insurer's capitalization set forth under the heading "THE INSURER AND THE POLICY" in the Prospectus Supplement presents accurately and fairly the capitalization of the Insurer as of March 31, 1999;

                  4. The consolidated financial statements of the Insurer as of December 31, 1998 and December 31, 1997, and for each of the years in the three-year period ended December 31, 1998, together with the related opinion of an independent certificated public accountant, copies of which are incorporated by reference in the Prospectus Supplement, fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied; the unaudited consolidated financial statements of the Insurer as of March 31, 1999 and for the periods ending March 31, 1999 and March 31, 1998 included in the Quarterly Report on Form 10-Q of Ambac Financial Group Inc. for the period ended March 31, 1999, fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles applied consistently with those principles applied in preparing the December 31, 1998 audited statements;

                  5. No material adverse change in such the financial condition of the Insurer which would materially and adversely affect its ability to perform its obligations under the Policy.

                  6. The execution and delivery of the Insurance Agreement, the Indemnification Agreement and the Policy and the compliance with the terms and provisions thereof will not conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of, the Restated Charter of By-Laws of the Insurer, or any agreement, indenture or other instrument to which the Insurer is a party.

                  7. The issuance of the Policy and the execution, delivery and performance of the Indemnification Agreement and the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policy, the Indemnification Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

                  8. To the best knowledge of such officer, since March 31, 1999, no material adverse change has occurred in the financial position of the Insurer other than as may be set forth in the Prospectus Supplement.

                  The officer of the Insurer certifying to items 5-8 shall be an officer in charge of a principal financial function.

                  The Insurer shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and its by-laws, all of which are in full force and effect on the date of such certificate.

                  P. The Underwriters shall have received from Dewey Ballantine LLP, special counsel to the Sponsor and the Originators, a survey in form and substance satisfactory to the Underwriters, indicating the requirements of applicable local law which must be complied with in order to transfer and service the Mortgage Loans pursuant to the Sale and Servicing Agreement and the Originators shall have complied with all such requirements.

                  Q. The Underwriters shall have received from Brown & Wood LLP, special counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Prospectus and such other related matters as the Underwriters shall reasonably require.

                  R. The Underwriters shall have received from Dewey Ballantine LLP, special counsel to the Sponsor and the Originators, such opinion or opinions, dated the Closing Date, with respect to certain tax matters.

                  S. The Underwriters and counsel for the Underwriters shall have received copies of any opinions of counsel to the Sponsor, the Originators or the Insurer supplied to the Indenture Trustee relating to matters with respect to the Notes or the Policy. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state the Underwriters may rely thereon.

                  T. The Underwriters shall have received such further information, Notes and documents as the Underwriters may reasonably have requested not the business day prior to the Closing Date.

                  U. There shall have been executed and delivered by Advanta Mortgage Holding Company, the indirect corporate parent of the Sponsor and direct corporate parent of the Master Services ("AMHC"), a letter agreement with the Trust and the Insurer substantially in the form of Exhibit B hereto.

                  V. There shall have been executed and delivered by AMHC, the indirect corporate parent of the Sponsor, a letter agreement with the Underwriters and the Insurer substantially in the form of Exhibit A hereto.

                  W. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Originators in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  X. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (i) a banking moratorium shall have been declared by Federal or state authorities;
         (ii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iii) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Sponsor and each of the Originators at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

         All opinions, letters, evidence and Notes mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         SECTION 7. Payment of Expenses. The Sponsor and the Originators agree to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(G) hereof and of preparing, printing and distributing any Blue Sky Memorandum or Legal Investment Survey (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by securities rating services for rating the Notes; (g) any amounts in excess of $40,000 of the total of the costs and expenses of Brown & Wood LLP; and (h) all other costs and expenses incident to the performance of the obligations of the Sponsor and the Originators; provided, however, that, except as provided in this Section 7, the Underwriters shall pay its own costs and expenses, including an amount not to exceed $40,000 of the total of the costs and expenses of Brown & Wood LLP, any transfer taxes on the Notes which they may sell and the expenses of marketing any offering of the Notes made by the Underwriters (including expenses incident to the preparation, printing and distribution of Computational Materials and other Derived Information).

         If this Agreement is terminated by the Underwriters, in accordance with the provisions of Section 6 or Section 10, the Sponsor and the Originators shall reimburse the Underwriters for their respective reasonable out-of-pocket expenses, including fees and disbursements of Brown & Wood LLP.

         SECTION 8. Indemnification and Contribution.

                  A. The Sponsor and the Originators each agree to indemnify and hold harmless each Underwriter and each person, if any, who controls the respective Underwriter within the meaning of Section 15 of the Act from and against any and all loss, claim, damage or liability, severally but not jointly, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which each such Underwriter or any such controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Sponsor nor any of the Originators shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or the Registration Statement in reliance upon and in conformity with written information (including any Derived Information) furnished to the Sponsor by the Underwriters specifically for inclusion therein. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and the Underwriters shall not be obligated to send or give any supplement or amendment to any document incorporated therein by reference to any person other than a person to whom the Underwriters have delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Sponsor or any of the Originators may otherwise have to any Underwriter or any controlling person of any Underwriter.

                  B. Each Underwriter severally but not jointly will indemnify and hold harmless the Sponsor, the Originators, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Sponsor or any of the Originators within the meaning of Section 15 of the Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Sponsor or such Originator or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information (excluding any Derived Information which is covered in paragraph (E) below) furnished to the Sponsor by or on behalf of the Underwriters specifically for inclusion therein, and shall reimburse the Sponsor, such Originator and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Sponsor or such Originator or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Sponsor, the Originators or any such director, officer or controlling person.

                  C. Promptly after receipt by any indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
         Section 8.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by such Underwriter, if the indemnified parties under this Section 8 consist of such Underwriter or any of its controlling persons, or by the Sponsor or the Originators, as the case may be, if the indemnified parties under this Section 8 consist of the Sponsor or the Originators, as the case may be, or any of the Sponsor's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 8(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  D. Each Underwriter agrees to deliver to the Sponsor a copy of its Derived Information no later than one (1) business day prior to the date such information is required to be filed, pursuant to the No-Action Letters (as defined herein), with the Commission on Form 8-K.

                  E. Each Underwriter agrees, assuming all Sponsor-Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Sponsor, the Originators, each of the Sponsor's and the Originators' respective officers and directors and each person who controls the Sponsor or the Originators within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriters under this Section 8(E) shall be in addition to any liability which the respective Underwriters may otherwise have.

                  The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(E).

                  F. For purposes of this Section 8, the term "Derived Information" means such portion, if any, of the information delivered to the Sponsor pursuant to Section 8(D) for filing with the Commission on Form 8-K as:

                           (i) is not contained in the Prospectus without taking
                  into account information incorporated therein by reference;

                           (ii) does not constitute Sponsor-Provided
                  Information; and

                           (iii) is of the type of information defined as
                  Collateral term sheets, Structural term sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

         "Sponsor-Provided Information" means any computer tape furnished to the Underwriters by the Sponsor and the Originators concerning the Mortgage Loans comprising the Trust.

                  The terms "Collateral term sheet" and "Structural term sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public

         Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

                  G. If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(A) or (B) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Sponsor and the Originators on the one hand and the Underwriters on the other from the offering of the Notes or if the allocation provided by clause
         (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor and the Originators on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of the Underwriters and the Sponsor shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Sponsor to the total underwriting discounts and commissions.

         The relative fault of the Underwriters and the Sponsor and the Originators shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Sponsor and the Originators or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Sponsor, the Originators and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(G) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 8(G) shall be deemed to include, for purposes of this Section 8(G), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         For purposes of this Section 8, in no case shall the Underwriter be responsible for any amount in excess of (x) the amount received by such Underwriter in connection with its resale of the Notes over (y) the amount paid by such Underwriter to the Sponsor for the Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  H. The Underwriters confirm that the information set forth in the first sentences of the third, fourth, fifth, sixth, seventh and ninth paragraphs under the caption "UNDERWRITING" in the Prospectus Supplement, together with the Derived Information, is correct and constitutes the only information furnished in writing to the Sponsor and the Originators by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Sponsor or any Originator submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of such Underwriter or controlling persons thereof, or by or on behalf of the Sponsor or the Originator and shall survive delivery of any Notes to the Underwriters.

         SECTION 10. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Sponsor and the Originators, at any time at or prior to the Closing Date if any of the events or conditions described in Section 6(X) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in the provisions of
Section 7, the indemnity agreement set forth in Section 8, and the provisions of Sections 9 and 13 shall remain in effect.

         SECTION 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and: A. if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Asset Backed Securities (Fax: 212-272-7294);

                  B. if to the Sponsor, shall be delivered or sent by mail, telex or facsimile transmission to Advanta Mortgage Conduit Services, Inc. 10790 Rancho Bernardo Road, San Diego, California 92127 Attention:
         General Counsel (Fax: 619-674-3592); and

                  C. if to Advanta National Bank, shall be delivered or sent by mail to Advanta National Bank, One Righter Parkway, Wilmington, Delaware 19803 (Telephone: 302-266-5600); and

                  D. if to Advanta Finance Corp., 10790 Rancho Bernardo Road, San Diego, CA 92127, Attention: Secretary.

         SECTION 12. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Sponsor, the Originators and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who controls such Underwriter within the meaning of
Section 15 of the Act, and for the benefit of directors of the Sponsor or any of the Originators, officers of the Sponsor who have signed the Registration Statement and any person controlling the Sponsor or any of the Originators within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 13. Survival. The respective indemnities, representations, warranties and agreements of the Sponsor, the Originators and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 14. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 16. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [Signature Page Follows]

         If the foregoing correctly sets forth the agreement among the Sponsor, the Originators and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       ADVANTA MORTGAGE CONDUIT
                                         SERVICES INC.


                                       By:      /s/ Michael Coco
                                             ----------------------------------
                                             Name: Michael Coco
                                             Title:   Vice President

                                       ADVANTA NATIONAL BANK


                                       By:      /s/ Michael Coco
                                             ----------------------------------
                                             Name: Michael Coco
                                             Title:   Vice President

                                       ADVANTA FINANCE CORP.


                                       By:      /s/ Michael Coco
                                             ----------------------------------
                                             Name: Michael Coco
                                             Title:   Vice President


CONFIRMED AND ACCEPTED
as of the date first above written:

BEAR, STEARNS & CO. INC.
(for itself and for the other Underwriter set forth on Schedule I)



By:  /s/ Thomas S. Dunstan
     ---------------------------------
      Name: Thomas S. Dunstan
      Title:    Managing Director

===============================================================================================================================
                                   SCHEDULE I
-------------------------------------------------------------------------------------------------------------------------------
                                                                                 Purchase Price
                                                                                to Underwriters
                                     Initial Principal Amount of Notes            disregarding
             Class                     Purchased by the Underwriters            accrued interest             Note Rate
-------------------------------------------------------------------------------------------------------------------------------
Bear, Stearns & Co. Inc.                       $148,500,000                          99.75%                 LIBOR + .25%
-------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers Inc.                            $99,000,000                          99.75%                 LIBOR + .25%
===============================================================================================================================

                                                                       EXHIBIT A

                                            As of May 18, 1999
Bear, Stearns & Co. Inc.
as Representative of the Underwriters
245 Park Avenue
New York, New York 10167

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004

         Re: Underwriting Agreement dated May 18, 1999 (the "Underwriting Agreement") among Advanta National Bank and Advanta Finance Corp. (together, the "Originators"), Advanta Mortgage Conduit Services, Inc. (the "AMCSI") Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (the "Underwriters") and the Insurance and Indemnity Agreement dated May 18, 1999 (the " Insurance Agreement") among the Sponsor, the Master Servicer, the Trust and Ambac Assurance Corporation (the "Insurer")

Ladies and Gentlemen:

         Pursuant to the Underwriting Agreement and the Insurance Agreement (together, the "Designated Agreements"), AMCSI has undertaken certain financial obligations with respect to the indemnification of the Underwriters and of the Insurer with respect to the Registration Statement, the Prospectus and the Prospectus Supplement described in the Designated Agreements. Any financial obligations of AMCSI under the Designated Agreements, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of AMCSI under the Designated Agreements (including the payment of money damages for a breach of any of AMCSI's obligations under the Designated Agreements, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

         As a condition of their respective executions of the Underwriting Agreement and of the Insurance Agreement, the Underwriters and the Insurer have required the undersigned, Advanta Mortgage Holding Company ("AMHC"), the parent corporation of AMCSI, to acknowledge its joint-and-several liability with AMCSI for the payment of the Joint and Several Obligations under the Designated Agreements.

         Now, therefore, the Underwriter, the Insurer and AMHC do hereby agree that:

                  (i) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with AMCSI to the Underwriters for the payment of the Joint and Several Obligations under the Underwriting Agreement.

                  (ii) AHMC hereby agrees to be absolutely and unconditionally and jointly and severally liable with AMCSI to the Insurer for payment of the Joint and Several Obligations under the Insurance Agreement.

                  (iii) AMHC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriters or to the Insurer, by AMCSI or another affiliate of AMHC.

         Capitalized terms used herein and not defined herein shall have their respective meanings set forth in the Designated Agreements.

         This letter and the respective obligations and rights hereunder and thereunder shall not be delegated or assigned by you without the prior written consent of the Insurer. This letter may not be amended or otherwise modified except pursuant to a writing signed by each of the parties hereto. This letter may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same letter.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE UNDERSIGNED PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF OR IN CONNECTION WITH, THIS LETTER, AND ANY OTHER COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE UNDERSIGNED PARTIES IN CONNECTION HEREWITH OR THEREWITH.

         Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Designated Agreement.

                                       Very truly yours,

                                       ADVANTA MORTGAGE HOLDING
                                         COMPANY



                                       By:
                                          -------------------------------------
                                          Authorized Signatory


CONFIRMED AND ACCEPTED,
as of the date first above written:

AMBAC ASSURANCE CORPORATION


By:
   --------------------------
   Authorized Signatory



BEAR, STEARNS & CO. INC.


By:
   --------------------------
   Authorized Signatory

                                                                       EXHIBIT B

Advanta Revolving Home
Equity Loan Trust 1999-A
c/o Bankers Trust Company of California, N.A.
     Three Park Plaza
     16th Floor
     Irvine, California  92714

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004

         Re: Sale and Servicing Agreement dated as of May 1, 1999 (the "Agreement") among Advanta as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer ("USA"), Advanta Revolving Home Equity Loan Trust 1999-A (the "Trust"), Advanta Holding Trust 1999-A ("Holding") and Bankers Trust Company of California, N.A. as Indenture Trustee (the "Indenture Trustee")

Ladies and Gentlemen:

                  Pursuant to the Agreement, USA in its capacity as Master Servicer, has undertaken certain financial obligations with respect to its servicing of the Mortgage Loans, including, but not limited to, the making of Servicing Advances. In addition, the Sponsor has, in the Agreement undertaken certain financial obligations, including, but not limited to, the payment of the Loan Reacquisition Price relating to the repurchase of non-qualifying Mortgage Loans, the payment of Substitution Amounts in connection with the substitution of Qualified Replacement Mortgage Loans and the payment of certain expenses of the Trust. Any financial obligations of USA or the Sponsor under the Agreement, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of USA and the Sponsor under the Agreement (including the payment of money damages for a breach of any of USA's or the Sponsor's obligations under the Agreement, whether financial or otherwise) but shall not include any obligations not relating to the payment of money (e.g., the obligation to service the Mortgage Loans).

                  The Insurer has required the undersigned, Advanta Mortgage Holding Company ("AMHC"), the parent corporation of USA and the indirect corporate parent of the Sponsor, to acknowledge its joint-and-several liability with USA and the Sponsor for the payment of the Joint and Several Obligations under the Agreement.

                  Now, therefore, the Trust, the Insurer and AMHC do hereby agree that:

                  (i) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with USA and the Sponsor to the Trust and the Insurer for the payment of the Joint and Several Obligations under the Agreement.

                  (ii) AMHC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Trust and the Insurer by USA, the Sponsor, or another affiliate of AMHC.

                  This letter and the respective obligations and rights hereunder and thereunder shall not be delegated or assigned by you without the prior written consent of the Insurer. This letter may not be amended or otherwise modified except pursuant to a writing signed by each of the parties hereto. This letter may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same letter.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE UNDERSIGNED PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF OR IN CONNECTION WITH, THIS LETTER, AND ANY OTHER COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE UNDERSIGNED PARTIES IN CONNECTION HEREWITH OR THEREWITH.

                  Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.


                                       Very truly yours,

                                       ADVANTA MORTGAGE HOLDING COMPANY

                                       By:
                                          -------------------------------------
                                          Authorized Signatory


ACKNOWLEDGED AND AGREED:
ADVANTA REVOLVING HOME EQUITY
LOAN TRUST 1999-A

By:  WILMINGTON TRUST COMPANY
        as Owner Trustee

By:
   --------------------------
   Authorized Signatory


ACKNOWLEDGED:


AMBAC ASSURANCE CORPORATION


By:
   --------------------------
   Authorized Signatory


Dated: